As filed with the Securities and Exchange Commission on January 3, 1997
                                                      Registration No. 333-09395



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              MESA AIR GROUP, INC.
               (Exact name of Registrant as specified in charter)

                            Nevada                                                 85-0302351
(State or Other Jurisdiction of Incorporation or Organization)        (I.R.S. Employer Identification No.)

                      3753 Howard Hughes Parkway, Suite 200
                             Las Vegas, Nevada 89109
                     (Address of Principal Executive Office)


            MESA AIRLINES, INC. OUTSIDE DIRECTORS' STOCK OPTION PLAN
                                       AND
                MESA AIRLINES, INC. ADDITIONAL OUTSIDE DIRECTORS'
                                STOCK OPTION PLAN
                              (Full title of plan)

Gary E. Risley, Esq.                               COPIES TO:
Vice President of Legal Affairs and Secretary      Paul R. Madden, Esq.
MESA AIR GROUP, INC.                               CHAPMAN AND CUTLER
2325 East 30th Street                              Two North Central, Suite 1100
Farmington, New Mexico  87401                      Phoenix, Arizona 85004
(505) 327-0271                                     (602) 256-4060
(Name, address and telephone number of agent for service)

          PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                EXPLANATORY NOTE

         The Prospectus filed as a part of this Post Effective Amendment No. 1 to Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings of Common Stock of Mesa Air Group, Inc. acquired in the future by the persons named therein pursuant to the exercise of options issued under the Mesa Airlines, Inc. Outside Directors' Stock Option Plan, as amended, and the Mesa Airlines, Inc. Additional Outside Directors' Stock Option Plan.

                              MESA AIR GROUP, INC.

                         136,000 SHARES OF COMMON STOCK

         This Prospectus relates to the offer by the securityholders named herein under the caption "Selling Securityholders" (collectively, the "Selling Securityholders") for sale to the public from time to time of 136,000 shares (the "Shares") of no par value common stock (the "Common Stock") of Mesa Air Group, Inc. (the "Company") issuable upon the exercise of certain outstanding options (the "Options") granted pursuant to the Mesa Airlines, Inc. Outside Directors Stock Option Plan, as amended, and the Mesa Airlines, Inc. Additional Outside Directors' Stock Option Plan (collectively, the "Plans"). The Company will not receive any proceeds from the sale of the Shares.

         The Common Stock is quoted on the NASDAQ National Market under the symbol "MESA." The closing price of the Common Stock reported on the NASDAQ National Market on December 31, 1996, was $6.75.

         The Selling Securityholders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the Common Stock within the meaning of the Securities Act of 1933, as amended. It is anticipated that usual and customary brokerage fees will be paid by the Selling Securityholders in all open market transactions. The Company will pay substantially all other expenses of this offering. See "Plan of Distribution."

         The Company has informed the Selling Securityholders that the anti-manipulation provisions of Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934 may apply to their sales of the Shares and has furnished each of the Selling Securityholders with a copy of these rules, as well as a copy of certain interpretations thereof by the Securities and Exchange Commission. The Company has also advised the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the Shares.


                 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY
          INVOLVES A HIGH DEGREE OF RISK. SEE 'RISK FACTORS," PAGE 4.


                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
            DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is January 3, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and 500 W. Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is an electronic filer. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission web site is: http://www.sec.gov.

         Additional information regarding the Company and the securities offered hereby is contained in the Registration Statement of which this Prospectus is a part, and the exhibits thereto, filed with the commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

         The Common Stock of the Company is quoted on the National Market System under the NASDAQ symbol MESA. The Company files reports, proxy or information statements and other information with NASDAQ.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are incorporated in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996; (b) all other reports filed with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act since September 30, 1996; and (c) the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed on March 16, 1987 with the Commission under the Exchange Act, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by referenced (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Gary
E. Risley, Vice President of Legal Affairs and Secretary, Mesa Air Group, Inc., 2325 East 30th Street, Farmington, New Mexico 87401. Telephone requests may be directed to Mr. Risley at (505) 327-0271.

                               PROSPECTUS SUMMARY

         The information set forth in this summary is qualified by the information appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors should consider certain factors carefully before purchasing the Common Stock offered hereby. See "Risk Factors."

                                   THE COMPANY

         Mesa Air Group, Inc., including its wholly owned subsidiaries (collectively, "Mesa" or the "Company"), is the largest independently owned regional airline group in the world (based upon passenger enplanements), serving 164 cities in 30 states, and the District of Columbia. Mesa has a fleet of 175 aircraft with approximately 1,900 daily departures. The Company operates a regional airline utilizing a low-cost hub-and-spoke system under code-sharing agreements with United Airlines ("United"), USAir, Inc. ("USAir") and America West Airlines ("America West").

         The Company's business strategy is to achieve sustained, profitable growth by utilizing its low cost structure and focused operating strategies to service routes not generally served by major air carriers. Mesa implements its strategy by carefully evaluating market demand on the routes it serves and utilizes its fleet of aircraft to meet that demand. In addition, Mesa is able to expand the markets its serves under existing code-sharing agreements with certain of the major air carriers to benefit from the name recognition, reservation systems and marketing and promotional efforts of these carriers. Mesa also controls operating expenses by utilizing a fleet of new and efficient aircraft and by performing most maintenance and overhaul work at its own facilities. By managing its fares and flight schedules to maximize yields and by developing new markets, Mesa seeks to maximize gross revenues.

                                  THE OFFERING

Common Stock offered ................................  136,000 shares (1)

Common Stock to be outstanding after the offering ...  28,394,048 shares (2)

Use of Proceeds .....................................  The Company will not receive any proceeds from the sale of the Shares
                                                       offered hereby.
NASDAQ/NMS symbol ...................................  MESA

---------------

(1) Represents Shares of Common Stock issuable upon exercise of the Options heretofore granted to the Selling Securityholders pursuant to the Plans.

(2) Assumes the issuance of the 136,000 Shares, but does not include the issuance by the Company of an additional 124,000 reserved for issuance under the Plans and 4,006,754 Shares were reserved on December 31, 1996, for issuance pursuant to other Company stock option plans. As of December 31, 1996, options to purchase 3,165,212 Shares were outstanding under other Company stock option plans (of which 1,601,404 were exercisable on December 31, 1996) and 841,542 Shares of which are available for future grant.

                                  RISK FACTORS

DEPENDENCE ON KEY PERSONNEL

         The Company's ability to achieve improved operating efficiencies, to develop new markets and to make acquisitions is substantially dependent upon the continued services of Larry L. Risley, its Chairman, and Chief Executive Officer, and certain other key employees. If the services of Mr. Risley or such employees were not available to the Company, the Company's results of operations could be adversely affected. In addition, the Company's continued growth depends on its ability to attract and retain skilled operating managers and employees and the ability of its key personnel to negotiate acquisitions successfully, manage the Company's growth and consolidate its operations.

COMPETITION

         The airline industry is highly competitive and volatile. Airlines compete in the areas of pricing, scheduling (frequency and timing of flights), on-time performance, type of equipment, cabin configuration, amenities provided to passengers, frequent flyer plans, travel agents' commissions and the automation of travel agents' reservation systems. Further, because of the Deregulation Act, airlines are currently free to set prices and establish new routes without the necessity of seeking governmental approval. At the same time, deregulation has allowed airlines to abandon unprofitable routes where the affected communities will not be left without air service.

         The Company believes that the Deregulation Act facilitated the Company's entry into scheduled air service markets and will allow it to compete on the basis of service and fares. The Deregulation Act, however, makes possible the entry of other competitors which have substantial financial resources and experience, creating the potential for intense competition among regional air carriers in the Company's markets.

         The Company believes its code-sharing agreements provide a significant competitive advantage in hub airports where its major partner has a predominant share of the market. The ability to control connecting passenger traffic by offering a superior service makes it very difficult for other regional airlines to compete at such hubs. In addition to the enhanced competitive edge offered by the code-sharing agreements, the Company compete with other airlines through offering frequent flights, flexible schedules, adjustable fares, and low aircraft operating cost.

CODE SHARING

         The Company currently operates under code sharing agreements with United Airlines ("United"), USAir, Inc. ("USAir") and America West Airlines ("America West"). In excess of 95% of the Company's consolidated revenues are generated from operations conducted pursuant to code-sharing agreements with United, USAir and America West. These code-sharing agreements require the Company to comply with detailed operating standards and restrict the ability of the Company to dispose of operations covered by the code share arrangements without the consent of the major carrier or without first offering the major carrier the option to acquire the operation. The code-sharing agreements also contain restrictions on entering into similar arrangements with other carriers and do not prohibit the major carrier from competing on routes served by the Company. The code-sharing agreements provide for terms of nine to 10 years with respect to America West and USAir and five to 10 years with respect to United. Although the provisions of the code-sharing agreements vary, generally the agreements are subject to termination upon failure by the Company to provide fixed levels of service or upon other events of default or, in certain cases, upon notice or other nonoperating events. The termination or failure to renew any of these arrangements, or a substantial decrease in the number of routes served by the major carrier under any of these arrangements, would have a material adverse effect on the Company's business. In addition, as a result of these code-sharing arrangements, the Company's businesses are sensitive to events and risks affecting United and USAir and to a lesser extent, America West. If adverse events affect these carriers' businesses, the number of passengers carried by the Company connecting with these airlines will be adversely affected.

DEREGULATION AND ECONOMIC CONDITIONS

         The domestic airline industry has undergone major structural changes since the enactment of the Airline Deregulation Act of 1978 (the "Deregulation Act") in the latter part of 1978. Since that time, there has been substantial consolidation and integration of both major and regional carriers, including the acquisition or association of most regional carriers by or with major carriers. Deregulation makes possible the rapid entry of other competitors in the Company's markets and competitors are able to quickly adjust fares to improve their competitive position. The Company encounters competition on certain routes from national carriers and from other regional air carriers. There can be no assurance that other carriers, including in certain cases its code-sharing partners, will not institute competing services on the Company's routes.

ASPECTS OF OPERATING LEVERAGE

         As is characteristic of the airline industry, the Company is subject to a high degree of operating leverage which could have an adverse impact on the Company's operations. The revenues generated from a particular flight vary directly with the number of passengers carried, but since fixed costs comprise a high proportion of the costs of each flight, the expenses of each flight do not vary proportionately with the number of passengers carried. Accordingly, a decrease in the number of passengers carried which is not offset by higher fares may result in a disproportionately greater decrease in profits.

FUEL COSTS

         One of the Company's largest cost components is fuel. Standard industry contracts do not generally provide protection against fuel price increases or insure availability of supply.

The Company's ability to pass on increased fuel costs through fare increases may be limited by economic and competitive conditions. Further, even if increased fuel costs would be generally recoverable through fare increases, profitability would likely suffer temporarily because of the time lag that may occur in passing costs along. Accordingly, the availability and price of fuel could have a material adverse effect on the results of operations of the Company. There can be no assurance that fuel costs will remain at their current levels or that supplies will remain plentiful.

                                 USE OF PROCEEDS

         Although the Company will receive proceeds upon the exercise of the Options, the Company will not receive any of the proceeds from the sale of the Shares offered hereby by the Selling Securityholders.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Common Stock is traded on the NASDAQ/NMS under the symbol "MESA." The following table sets forth, for the indicated periods, the high and low sale prices for the Common Stock as reported by the NASDAQ/NMS.

                                                               HIGH          LOW
                                                               ----          ---
FISCAL 1994
         Quarter ended December 31, 1993 .............       $   22.25    $   15.25
         Quarter ended March 31, 1994 ................       $   23.00    $   15.75
         Quarter ended June 30, 1994 .................       $   20.25    $    7.50
         Quarter ended September 30, 1994 ............       $   11.00    $    6.38

FISCAL 1995
         Quarter ended December 31, 1994 .............       $    9.50    $    6.00
         Quarter ended March 31, 1995 ................       $    9.50    $    5.75
         Quarter ended June 30, 1995 .................       $    9.75    $    4.88
         Quarter ended September 30, 1995 ............       $   12.00    $    9.00

FISCAL 1996
         Quarter ended December 31, 1995 .............       $   10.75    $    8.00
         Quarter ended March 31, 1996 ................       $   13.25    $    7.75
         Quarter ended June 30, 1996 .................       $   13.88    $   10.38
         Quarter ended September 30, 1996 ............       $   12.13    $    8.44

         As of December 6, 1996, the Company had 1,387 shareholders of record. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company. To date, the Company has neither declared nor paid any cash dividends on its Common Stock, nor does the Company anticipate that cash dividends will be paid in the foreseeable future. The Company intends to apply any earnings to the expansion and development of its business.

                             SELLING SECURITYHOLDERS

The following table lists the Selling Securityholders, the number of shares of Common Stock held by each such Selling Securityholder as of the commencement date of this offering, the number of Shares included in the offering and the shares of Common Stock held by each such Selling Securityholder after the offering. The Shares included in the Prospectus are issuable to the Selling Securityholders in connection with their exercise of the Options.

                             Shares of Common                                  Ownership
                             Stock Included in          Before the             After the
Name                           Prospectus(1)           Offering(2)            Offering(3)
----                        ------------------      ------------------      ---------------)
Jack Braly,                       19,000                  19,000                       -0-
  Director

Blaine M. Jones                   19,000                  25,464                    6,464
  Director

George W. Pennington,             49,000                  95,124                   46,124
  Director

Richard C. Poe,                   49,000                 287,496                  238,496
  Director
--------------

(1) Represents Shares that are included in this Prospectus and issuable upon exercise of the Options.

(2) Consists of all Shares owned by the Selling Securityholders on December 15, 1996, plus the additional Shares that are included in this Prospectus and are issuable upon the exercise of the Options.

(3) Assumes the sale of the additional Shares issuable upon the exercise of the Options.

                              PLAN OF DISTRIBUTION

         The Selling Securityholders may sell the Shares in negotiated transactions or in one or more transactions in the over-the-counter market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the shares within the meaning of the Securities Act, although the offering of these securities will not be underwritten by a broker-dealer firm. Sales in the over-the-counter market may be made to broker-dealers making a market in the Common Stock or other broker-dealers, and such broker-dealers, upon their resale of such securities, may be deemed to be Selling Securityholders in this offering.

         At the time a particular offer of the Shares is made by or on behalf of any of the Selling Securityholders, to the extent such offer constitutes a distribution under the Securities Act, a supplement to this Prospectus will be distributed which will set forth the number of securities being offered by such Selling Securityholders and the terms of such offering, including the name or names and addresses of any underwriters, dealers or agent, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. Although the Company will receive proceeds upon the exercise of the Options, the Company will not receive any of the proceeds from the sale of the Shares offered hereby. The Company will bear all costs and expenses of the registration under the Securities Act and certain state securities laws of the Shares, other than fees of counsel (if any) for the Selling Securityholders and any discounts or commissions payable with respect to sales of such securities.

         The Company has informed the Selling Securityholders that the anti-manipulation provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to their sales of the Shares and has furnished each of the selling Securityholders with a copy of these rules, as well as a copy of certain interpretations thereof by the Commission. The Company also has advised the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the Shares.

                                  LEGAL MATTERS

         The validity of the securities offered hereby has been passed upon by Chapman and Cutler, Phoenix, Arizona.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in Mesa Air Group Inc's Annual Report (Form 10-K) for the year ended September 30, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

         No dealer, salesman or other person has been authorized to give any information or make any representation, other than those contained in this Prospectus, in connection with the offering hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities to any person in any State or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the facts herein set forth since the date hereof.




                                                                            Page
Available Information ................................................       1
Incorporation of Certain
   Documents by Reference ............................................       1
Prospectus Summary ...................................................       3
Risk Factors .........................................................       4
Use of Proceeds ......................................................       6
Price Range of Common Stock
   and Dividend Policy ...............................................       6
Selling Securityholders ..............................................       7
Plan of Distribution .................................................       7
Legal Matters ........................................................       8
Experts ..............................................................       8




                                 136,000 Shares




                                 MESA AIR GROUP,
                                      INC.



                                  Common Stock




                                   PROSPECTUS




                                 January 3, 1997

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

                  (a) The Registrant's Annual Report on Form 10-K, File Number 000-15495, filed on December 26, 1996, which contains audited financial statements for the Registrant's latest fiscal year ended September 30, 1996; and

                  (b) The description of the Company's Common Stock contained in Form 8A filed on March 16, 1987.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.751 of the Corporation Code of the Nevada Revised Statutes provides that a director or officer may, and under the circumstance that the director or officer has been successful on the merits, must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

         Article Eighth of the Registrant's Articles of Incorporation provides:

         "The Corporation may, to the fullest extent permitted by the provisions of Section 78.751 of the Corporation Code of the Nevada Revised Statutes as the same may be amended and supplemented, indemnify all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law."

         Article VI of the Registrant's Bylaws provides:

                  "6.1 Indemnification. The corporation shall have the authority to indemnify and advance expenses to such persons and in such manner as set forth in the Articles of Incorporation."

                  "6.2 Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person."

                  "6.3 Right to Amend Indemnification Provisions. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to the full extent permitted by the General Corporation Law of the State of Nevada."

         Prior to its merger on September 27, 1996, into Mesa Holdings, Inc., a Nevada corporation (now named Mesa Air Group, Inc.), the Registrant entered into Indemnification Agreements with each of its Directors and certain of its Officers which provide that New Mexico law applies to their interpretation without regard to conflicts of laws principles. Therefore, the indemnification rights of officers and directors subject to these Agreements did not change upon consummation of the merger of Mesa Air Group, Inc., a New Mexico corporation, into Mesa Holdings, Inc., a Nevada corporation, regardless of whether a proceeding is pending, threatened, or brought in the future. Presently, the Registrant does not have any plans to amend the existing Indemnification Agreements to apply to Nevada law, but may do so in the future.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Registrant pursuant to any of the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8. EXHIBITS

         Exhibit No.                Description

         23.1                       Consent of Chapman and Cutler

         23.2                       Consent of KPMG Peat Marwick LLP

ITEM 9. UNDERTAKINGS

         The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or for the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1933 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1933) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Registrant pursuant to any of the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person, in connection with the securities registered) is asserted against the Registrant by such director, officer or controlling person, in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to S-8 Registration Statement No. 333-09395 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of New Mexico, on January 2, 1997.


                                        MESA AIR GROUP, INC.



                                        By: /s/ Larry L. Risley
                                           -------------------------------------
                                           Larry L. Risley, Chairman of the
                                           Board and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933 this Post Effective Amendment No. 1 to S-8 Registration Statement No. 333-09395 has been signed below by the following persons in the capacities and on the dates indicated.



     SIGNATURE                        TITLE                          DATE
/s/ Larry L. Risley
------------------------
Larry L. Risley           Chairman of the Board, Chief
                          Executive Officer and Director
                          (Principal Executive Officer)        January 2, 1997

/s/ Clark Stevens
------------------------
Clark Stevens             President and Director               December 6, 1996

/s/ W. Stephen Jackson
------------------------
W. Stephen Jackson        Vice President Finance and
                          Treasurer (Principal Financial
                          Officer and Principal Accounting
                          Officer                              December 6, 1996

/s/ Jack Braly
------------------------
Jack Braly                Director                             December 6, 1996

/s/ Blaine M. Jones
------------------------
Blaine M. Jones           Director                             December 6, 1996

/s/ George W. Pennington
------------------------
George W. Pennington      Director                             December 6, 1996

/s/ Richard C. Poe
------------------------
Richard C. Poe            Director                             December 6, 1996

/s/ E. Janie Risley
------------------------
E. Janie Risley           Director                             December 6, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS



                        POST EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                              MESA AIR GROUP, INC.

                                INDEX TO EXHIBITS



       EXHIBIT NO.                             DESCRIPTION

         23.1             Consent of Chapman and Cutler

         23.2             Consent of KPMG Peat Marwick LLP